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                                                                 EXHIBIT (12)(A)
                            FIRST UNION CORPORATION
                          COMPUTATIONS OF CONSOLIDATED
                      RATIOS OF EARNINGS TO FIXED CHARGES
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                                                                                  YEARS ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS)                                            1995         1994         1993         1992         1991
EXCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations....................   $1,558,664    1,415,456    1,220,781      581,203      419,801
Fixed charges, excluding capitalized interest...............    1,080,776      669,978      517,742      456,867      698,898
(A.) Earnings...............................................   $2,639,440    2,085,434    1,738,523    1,038,070    1,118,699
Interest, excluding interest on deposits....................   $1,032,363      619,698      467,181      405,297      652,393
One-third of rents..........................................       48,413       50,280       50,561       51,570       46,505
Capitalized interest........................................        2,757        1,120          285          381        2,326
(B.) Fixed charges..........................................   $1,083,533      671,098      518,027      457,248      701,224
Consolidated ratios of earnings to fixed charges, excluding
  interest on deposits (A./B.)..............................         2.44X        3.11         3.36         2.27         1.60
INCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations....................   $1,558,664    1,415,456    1,220,781      581,203      419,801
Fixed charges, excluding capitalized interest...............    3,159,467    2,111,226    1,841,000    2,072,538    2,789,501
(C.) Earnings...............................................   $4,718,131    3,526,682    3,061,781    2,653,741    3,209,302
Interest, including interest on deposits....................   $3,111,054    2,060,946    1,790,439    2,020,968    2,742,996
One-third of rents..........................................       48,413       50,280       50,561       51,570       46,505
Capitalized interest........................................        2,757        1,120          285          381        2,326
(D.) Fixed charges..........................................   $3,162,224    2,112,346    1,841,285    2,072,919    2,791,827
Consolidated ratios of earnings to fixed charges, including
  interest on deposits (C./D.)..............................         1.49X        1.67         1.66         1.28         1.15
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